Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form S-1 of Vanity Holding Group, Inc. for the years ended December 31, 2007 & December 31,2006 of our report dated February 28, 2008, included in its Registration Statement relating to the financial statements and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC
Drakeford & Drakeford,LLC
Certified Public Accountants
New York/ New York

August 13, 2008